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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (Form S-8 No. 333-143273, 333-137498, and 333-75811) pertaining to the 2005 Omnibus Stock and Incentive Plan for Thomas Group, Inc., the Thomas Group, Inc. 401(k) Savings Plan, and the 1997 Stock Option Plan of Thomas Group, Inc. and restated 1988 Amended and Restated 1992 Stock Option Plan of Thomas Group, Inc. of our report dated March 26, 2008, with respect to the consolidated financial statement of Thomas Group, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ Hein & Associates LLP
      Hein & Associates LLP

Dallas, Texas
March 26, 2008

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  EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM